                          REGISTRATION RIGHTS AGREEMENT

    REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of December 18,
2001, by and between JACOBSON RESONANCE ENTERPRISES, INC., a company organized under the laws of state of Nevada, with its principal executive office at 8200
Jog Road, Suite 100, Boynton Beach, FL 33437 (the "Company"), and the
undersigned investor (the "Investor").

    WHEREAS, upon the terms and subject to the conditions of the Subscription
Agreement between the Investor and the Company (the "Subscription Agreement"),
the Company has agreed to issue and sell to the Investor convertible debentures of the Company (the "Debentures"), which will be convertible into shares of the common stock, $.001 par value per share (the "Common Stock"), of the Company, and a Warrant to purchase 10,000 shares of Common Stock per $10,000 invested, upon the terms and subject to the conditions of such Debentures; and

    WHEREAS, to induce the Investor to execute and deliver the Subscription
Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws, with respect to the shares of Common Stock issuable pursuant to the Subscription Agreement and Debenture.

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained hereinafter and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the
Investor hereby agree as follows:

     1.   DEFINITIONS.

    As used in this Agreement, the following terms shall have the following meanings:

a. "Closing Date" means the date funds are received by the Company pursuant to the Subscription Agreement.

b. "Holder" means the Investor.

c. "Person" means a corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

d. "Potential Material Event" means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a Registration
Statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the
Registration Statement would be detrimental to the business and affairs of the
Company, or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a Registration Statement at such time, which determination shall be accompanied by a good faith determination by the Board of
Directors of the Company that the Registration Statement would be materially misleading absent the inclusion of such information.

e. "Principal Market" means either The American Stock Exchange, Inc., The New
York Stock Exchange, Inc., the Nasdaq National Market, The Nasdaq SmallCap
Market or the National Association of Securities Dealer's, Inc. OTC electronic bulletin board whichever is the principal market on which the Common Stock is listed.

f. "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement(s) by the United States Securities and Exchange Commission (the "SEC").

g. "Registrable Securities" means the shares of Common Stock issued or issuable
(i) pursuant to the Subscription Agreement, (ii) upon exercise of the Warrants, and (iii) any shares of capital stock issued or issuable with respect to the such shares of Common Stock and Warrants, if any, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, which have not been (x) included in a Registration Statement that has been declared effective by the SEC, or (y) sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force)
under the 1933 Act.

h. "Registration Statement" means a registration statement of the Company filed under the 1933 Act.

i. "Debenture" means the convertible debenture issued by the Company to the
Investor.

    All capitalized terms used in this Agreement and not otherwise defined herein shall have the same meaning ascribed to them as in the Subscription
Agreement.

     2.   REGISTRATION.

a. Mandatory Registration. The Company shall prepare, and, as soon as practicable file with the SEC a Registration Statement or Registration
Statements (as is necessary) on Form SB-2 (or, if such form is unavailable for such a registration, on such other form as is available for such a registration), covering the resale of all of the Registrable Securities, which
Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the 1933 Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions. The Company shall initially register for resale 3,250,000 shares of Common Stock which would be issuable on the date preceding the filing of the Registration Statement based on the closing bid price of the Company's Common Stock on such date and the amount reasonably calculated that represents the number of shares underlying the
Warrants issuable pursuant to the terms of the Offering. In the event the
Company cannot register sufficient shares of Common Stock, due to the remaining number of authorized shares of Common Stock being insufficient, the Company will use its best efforts to register the maximum number of shares it can based on the remaining balance of authorized shares and will use its best efforts to increase the number of its authorized shares as soon as reasonably practicable.

b. The Company shall use its best efforts to have the Registration Statement filed with the SEC within forty-five (45) calendar days after the Closing Date.
If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not filed within forty-five (45) calendar days following the Closing Date, then the Company shall pay the Investor the sum of two percent (2%) of the face amount of the
Debentures outstanding as liquidated damages, and not as a penalty, for the first thirty (30) calendar day period, pro rata, following the forty-five (45)
calendar day period until the Registration Statement is filed, and two percent
(2%) for each successive thirty (30) calendar day period thereafter.

    Notwithstanding the foregoing, the amounts payable by the Company pursuant to this Section shall not be payable to the extent any delay in the filing of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Investor. The damages set forth in this Section shall continue until the obligation is fulfilled and shall be paid within three (3)
business days after each thirty (30) day period, or portion thereof, until the
Registration Statement is filed. Failure of the Company to make payment within said three (3) business days shall be considered a default.

    The Company acknowledges that its failure to have the Registration
Statement filed within said forty-five (45) calendar day period will cause the
Investor to suffer damages in an amount that will be difficult to ascertain.
Accordingly, the parties agree that it is appropriate to include in this
Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the
Company from its obligations to register the Common Stock and deliver the Common
Stock pursuant to the terms of this Agreement, the Subscription Agreement and the Debenture.

c. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC within one hundred twenty (120) calendar days after the Closing Date. If the Registration Statement covering the Registrable
Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective within one hundred twenty (120) calendar days following the Closing Date, then the Company shall pay the Investor the sum of two percent (2%) of the face amount of the Debentures outstanding as liquidated damages and not as a penalty for the first thirty (30) calendar day period, pro rata, following the one hundred twenty (120) calendar day period until the
Registration Statement is declared effective, and two percent (2%) for each successive thirty (30) calendar day period thereafter.

    If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is declared effective, but after the effective date the Investor's right to sell is suspended, then the Company shall pay the Investor the sum of 2% of the purchase price paid by the Investor for the Registrable Securities pursuant to the
Subscription Agreement for each thirty (30) calendar day period, pro rata, following the suspension until such suspension ceases.

    Notwithstanding the foregoing, the amounts payable by the Company pursuant to this Section shall not be payable to the extent any delay in the effectiveness of the Registration Statement occurs because of an act of, or a failure to act or to act timely by the Investor. The damages set forth in this
Section shall continue until the obligation is fulfilled and shall be paid within three (3) business days after each thirty (30) day period, or portion thereof, until the Registration Statement is declared effective or such suspension is released. Failure of the Company to make payment within said three
(3) business days shall be considered a default.

    The Company acknowledges that its failure to have the Registration
Statement declared effective within said one hundred twenty (120) calendar day period or to permit the suspension of the effectiveness of the Registration
Statement, will cause the Investor to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquidated damages shall not relieve the Company from its obligations to register the Common Stock and deliver the Common Stock pursuant to the terms of this Agreement, the
Subscription Agreement and the Debenture.

d. The Company agrees that no other securities shall be included in the
Registration Statement to be filed for this offering (except for the securities to be registered with the equity credit line financing, securities issued in private placements during the past 18 months, securities issued in connection with a merger or acquisition, securities issued for employee benefits or securities issued in connection with a strategic relationship) and no other registration statements may be filed until sixty (60) calendar days after the effective date of the Registration Statement covering this offering.

e. Counsel. Subject to Section 5 hereof, in connection with any offering pursuant to this Section 2, the Investor shall have the right to select one legal counsel to administer its interests in the Offering. The Company shall reasonably cooperate with any such counsel.

     3.   RELATED OBLIGATIONS.

    At such time as the Company is obligated to prepare and file a Registration
Statement with the SEC pursuant to Section 2(a), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, with respect thereto, the
Company shall have the following obligations:

a. The Company shall use its best efforts to cause such Registration Statement relating to the Registrable Securities to become effective within ninety (90)
days after the date and shall keep such Registration Statement effective pursuant to Rule 415 until the earlier of (i) the date as of which the Investor may sell all of the Registrable Securities without restriction pursuant to Rule
144(k) promulgated under the 1933 Act or (ii) the date on which (A) the Investor shall have sold all the Registrable Securities and (B) the Investor has no right to convert the Debentures it owns into Common Stock under the Subscription
Agreement respectively (the "Registration Period"), which Registration Statement
(including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective during the Registration
Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable
Securities shall have been disposed of in accordance with the intended methods of disposition by the Investor thereof as set forth in such Registration
Statement. In the event the number of shares of Common Stock available under a
Registration Statement filed pursuant to this Agreement is at any time insufficient to cover all of the Registrable Securities, the Company shall amend such Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover all of the
Registrable Securities, in each case, as soon as practicable, but in any event within thirty (30) calendar days after the necessity therefor arises (based on the then Purchase Price of the Common Stock and other relevant factors on which the Company reasonably elects to rely), assuming the Company has sufficient authorized shares at that time, and if it does not, within thirty (30) calendar days after such shares are authorized. The Company shall use it best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. Prior to conversion of all the
Debentures, if at anytime the conversion of all the Debentures outstanding would result in an insufficient number of authorized shares of Common Stock being available to cover all the conversions, then in such event, the Company will move to call and hold a shareholder's meeting within thirty (30) days of such event for the sole purpose of authorizing additional shares of Common Stock to facilitate the conversions. In such an event the Company shall recommend to all shareholders and management of the Company to vote their shares in favor of increasing the authorized number of shares of Common Stock. The Company represents and warrants that under no circumstances will it deny or prevent
Purchaser's right to convert the Debentures as permitted under the terms of this
Subscription Agreement or this Registration Rights Agreement.

c. The Company shall furnish to the Investor whose Registrable Securities are included in any Registration Statement and its legal counsel without charge (i)
with regards to such Registration Statement(s), any correspondence by or on behalf of the Company to the SEC or the staff of the SEC and any correspondence from the SEC or the staff of the SEC to the Company or its representatives, (ii)
upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable
Securities.

d. The Company shall use reasonable efforts to (i) register and qualify the
Registrable Securities covered by a Registration Statement under such other securities or "blue sky" laws of such states in the United States as any Holder reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify each Holder who holds
Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the
Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

e. As promptly as practicable after becoming aware of such event, the Company shall notify each Holder in writing of the happening of any event as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,
("Registration Default") and use all diligent efforts to promptly prepare a supplement or amendment to such Registration Statement and take any other necessary steps to cure the Registration Default, (which, if such Registration
Statement is on Form S-3, may consist of a document to be filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act (as
defined below) and to be incorporated by reference in the prospectus) to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to each Holder (or such other number of copies as such
Holder may reasonably request). Failure to cure the Registration Default within ten (10) business days shall result in the Company paying liquidated damages of
2.0% of the price paid to purchase the Debentures then held by the Holders for each thirty (30) calendar day period or portion thereof, beginning on the date of suspension. The Company shall also promptly notify each Holder in writing (i)
when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to each Holder by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a
Registration Statement or related prospectus or related information, (iii) of the Company's reasonable determination that a post-effective amendment to a
Registration Statement would be appropriate, (iv) in the event the Registration
Statement is no longer effective or, (v) the Registration Statement is stale for a period of more than five (5) Trading Days as a result of the Company's failure to timely file its financials.

    The Company acknowledges that its failure to cure the Registration Default within ten (10) business days will cause the Investor to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Agreement a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to quantify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. It is the intention of the parties that interest payable under any of the terms of this Agreement shall not exceed the maximum amount permitted under any applicable law. If a law, which applies to this Agreement which sets the maximum interest amount, is finally interpreted so that the interest in connection with this Agreement exceeds the permitted limits, then: (1) any such interest shall be reduced by the amount necessary to reduce the interest to the permitted limit; and (2) any sums already collected (if any) from the Company which exceed the permitted limits will be refunded to the Company. The Investor may choose to make this refund by reducing the amount that the Company owes under this Agreement or by making a direct payment to the Company. If a refund reduces the amount that the
Company owes the Investor, the reduction will be treated as a partial payment.
In case any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

f. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g. The Company shall permit each Holder and a single firm of counsel, designated as selling shareholders' counsel by the Holders who hold a majority of the
Registrable Securities being sold, to review and comment upon a Registration
Statement and all amendments and supplements thereto at least two (2) business days prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. The Company shall not submit to the SEC a request for acceleration of the effectiveness of a Registration Statement or file with the SEC a Registration Statement or any amendment or supplement thereto without the prior approval of such counsel, which approval shall not be unreasonably withheld.

h. At the request of any Holder, the Company shall cause to be furnished to such
Holder, on the date of the effectiveness of a Registration Statement, an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in the form of Exhibit D attached to the
Subscription Agreement.

i. The Company shall make available for inspection by (i) any Holder and (ii)
one firm of attorneys and one firm of accountants or other agents retained by the Holders (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company
(collectively, the "Records"), as shall be reasonably deemed necessary by each
Inspector, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall hold in strict confidence and shall not make any disclosure (except to a Holder) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such
Records is necessary to avoid or correct a misstatement or omission in any
Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the
Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential.

j. The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws,
(ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the Holder's expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

k. The Company shall use its best efforts to secure designation and quotation of all the Registrable Securities covered by any Registration Statement on the
Principal Market. If, despite the Company's best efforts, the Company is unsuccessful in satisfying the preceding sentence, it shall use its best efforts to cause all the Registrable Securities covered by any Registration Statement to be listed on each other national securities exchange and automated quotation system, if any, on which securities of the same class or series issued by the
Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or system. If, despite the
Company's best efforts, the Company is unsuccessful in satisfying the two preceding sentences, it will use its best efforts to secure the inclusion for quotation on the Nasdaq SmallCap Market for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers,
Inc. as such with respect to such Registrable Securities. The Company shall pay all fees and expenses in connection with satisfying its obligation under this
Section 3(k).

l. The Company shall cooperate with the Investor to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend)
representing the Registrable Securities to be offered pursuant to a Registration
Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names of the Persons who shall acquire such Registrable Securities from the
Holders, as the Holders may request.

m. The Company shall provide a transfer agent for all the Registrable Securities not later than the effective date of the first Registration Statement filed pursuant hereto.

n. If requested by the Holders holding a majority of the Registrable Securities, the Company shall (i) as soon as reasonably practical incorporate in a prospectus supplement or post-effective amendment such information as such
Holders reasonably determine should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and
(iii) supplement or make amendments to any Registration Statement if reasonably requested by such Holders.

o. The Company shall use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

p. The Company shall make generally available to its security holders as soon as reasonably practical, but not later than ninety (90) calendar days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of any Registration Statement.

q. The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

r. Within one (1) business day after the Registration Statement which includes
Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities, with copies to the Investor, confirmation that such Registration Statement has been declared effective by the
SEC in the form attached hereto as Exhibit A.

s. Intentionally deleted.

t. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of Registrable Securities pursuant to a
Registration Statement.

u. Notwithstanding the foregoing, if at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies Holder in writing of the existence of a Potential Material Event ("Blackout Notice"),
Holder shall not offer or sell any Registrable Securities, or engage in any other transaction involving or relating to the Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until
Holder receives written notice from the Company that such Potential Material
Event either has been disclosed to the public or no longer constitutes a
Potential Material Event; provided, however, that (i) the Company may not so suspend the right to the Holder of Registrable Securities for more than two fifteen (15) calendar day periods in the aggregate during any 12-month period
("Blackout Period") with at least a ten (10) business day interval between such periods, during the periods the Registration Statement is required to be in effect, or (ii) that if such Blackout Period exceeds the permitted fifteen (15)
day periods, the Company shall pay liquidated damages of 1.5% of the cost of all
Common Stock then held by the Holder for each fifteen (15) day period or portion thereof, beginning on the date of the suspension.

     4.   OBLIGATIONS OF THE HOLDERS.

a. At least seven (7) calendar days prior to the first anticipated filing date of a Registration Statement the Company shall notify each Holder in writing of the information the Company requires from each such Holder if such Holder elects to have any of such Holder's Registrable Securities included in such
Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish in writing to the Company such information regarding itself, the
Registrable Securities held by it and the intended method of disposition of the
Registrable Securities held by it as shall reasonably be required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Each
Holder covenants and agrees that, in connection with any resale of Registrable
Securities by it pursuant to a Registration Statement, it shall comply with the
"Plan of Distribution" section of the current prospectus relating to such
Registration Statement.

b. Each Holder, by such Holder's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing of such
Holder's election to exclude all of such Holder's Registrable Securities from such Registration Statement.

c. Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e), such Holder will immediately discontinue disposition of
Registrable Securities pursuant to any Registration Statement(s) covering such
Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of 3(e).

     5.   EXPENSES OF REGISTRATION.

    All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to
Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printing and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.

     6.   INDEMNIFICATION.

    In the event any Registrable Securities are included in a Registration
Statement under this Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Holder who holds such Registrable
Securities, the directors, officers, partners, employees, agents, representatives of, and each Person, if any, who controls, any Holder within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the
"1934 Act"), (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys'
fees, amounts paid in settlement or expenses, joint or several (collectively,
"Claims"), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i)
any untrue statement or alleged untrue statement of a material fact in a
Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable
Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Holders and each such controlling person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration
Statement or any such amendment thereof or supplement thereto, if such prospectus were timely made available by the Company pursuant to Section 3(c);
(ii) shall not be available to the extent such Claim is based on (a) a failure of the Holder to deliver or to cause to be delivered the prospectus made available by the Company or (b) the Indemnified Person's use of an incorrect prospectus despite being promptly advised in advance by the Company in writing not to use such incorrect prospectus; (iii) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus were corrected on a timely basis in the prospectus, as then amended or supplemented; and (iv) shall not apply to amounts paid in settlement of any
Claim if such settlement is effected without the prior written consent of the
Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the resale of the Registrable
Securities by the Holders pursuant to the Registration Statement.

b. In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each Person, if any, who controls the
Company within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933
Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Holder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this
Section 6(b) and the agreement with respect to contribution contained in Section
7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided, further, however, that the Holder shall be liable under this Section 6(b) for only that amount of a Claim or
Indemnified Damages as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration
Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the resale of the Registrable Securities by the Holders pursuant to the
Registration Statement. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any
Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus were corrected on a timely basis in the prospectus, as then amended or supplemented.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding
(including any governmental action or proceeding) involving a Claim, such
Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an
Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such counsel shall be selected by
Holders holding a majority-in-interest of the Registrable Securities included in the Registration Statement to which the Claim relates, if the Holders are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The Indemnified Party or
Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the
Indemnified Party or Indemnified Person fully appraised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified
Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or
Indemnified Person of a release from all liability in respect to such Claim.
Following indemnification as provided for hereunder, the indemnifying party shall be surrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the
Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

     7.   CONTRIBUTION.

    To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section
6 to the fullest extent permitted by law; provided, however, that: (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section
6; (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of
Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     8.   REPORTS UNDER THE 1934 ACT.

    With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the
SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144; and

b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(c) of the Subscription
Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

     9.   NO ASSIGNMENT OF REGISTRATION RIGHTS.

     The rights under this Agreement shall not be assignable.

     10.  AMENDMENT OF REGISTRATION RIGHTS.

    Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holders who hold two-thirds (2/3) of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

     11.  MISCELLANEOUS.

a. A Person is deemed to be a Holder of Registrable Securities whenever such
Person owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such
Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii)
upon receipt, when sent by facsimile (provided a confirmation of transmission is mechanically or electronically generated and kept on file by the sending party);
or (iii) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

         Jacobson Resonance Enterprises, Inc.
         8200 Jog Road, Suite 100
         Boynton Beach, Florida 33437
         Attention: Frank A. Chaviano, COO
         Telephone: 561-752-4141
         Facsimile: 561-752-3939

         With a copy to:
         Michael Paige, Esq.
         Jackson & Campbell, P.C.
         1120 20th Street, NW
         South Tower
         Washington, D.C. 20036-3437
         Telephone: 202-457-6696
         Facsimile: 202-457-1678

If to the Investor:
         At the Address set forth in the Investor Questionnaire.

         With a copy to:
         c/o Joseph B. LaRocco, Esq.
         49 Locust Avenue, Suite 107
         New Canaan, CT 06840
         Telephone:  203-966-0566
         Facsimile:  203-966-0363

    Each party shall provide five (5) business days prior notice to the other party of any change in address, phone number or facsimile number.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. The laws of the State of Florida shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions shall be governed by and interpreted in accordance with the laws of the State of
Florida without regard to the principles of conflict of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Florida, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this
Agreement in any other jurisdiction.

e. This Agreement and the Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.
There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.

f. This Agreement and the Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. All consents and other determinations to be made by the Holders pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by
Holders holding a majority of the Registrable Securities.

k. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of the day and year first above written.

                           JACOBSON RESONANCE ENTERPRISES, INC.

                                    /s/ F.A. Chaviano
                           By:      ____________________________________
                                    Name:  Frank Chaviano
                                    Title:  COO

                           TECINVEST SERVICES, INC.

                                   /s/ Jan Telander
                           By:     ____________________________________
                                   Name:   Jan Telander
                                   Title:    Director

                                    EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

                                                               Date: __________
[TRANSFER AGENT]

        Re:      JACOBSON RESONANCE ENTERPRISES, INC.

Ladies and Gentlemen:

    We are counsel to JACOBSON RESONANCE ENTERPRISES, INC., a Nevada corporation (the "Company"), and have represented the Company in connection with that certain Subscription Agreement (the "Subscription Agreement") entered into by and among the Company and _________________________ (the "Investor") pursuant to which the Company has agreed to issue to the Investor shares of the Company's common stock, $.001 par value per share (the "Common Stock") on the terms and conditions set forth in the Subscription Agreement. Pursuant to the Subscription
Agreement, the Company also has entered into a Registration Rights Agreement with the Investor (the "Registration Rights Agreement") pursuant to which the
Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common
Stock issued or issuable under the Subscription Agreement under the Securities
Act of 1933, as amended (the "1933 Act"). In connection with the Company's obligations under the Registration Rights Agreement, on ____________ ___, 2001,
the Company filed a Registration Statement on Form S- ___ (File No.
333-________) (the "Registration Statement") with the Securities and Exchange
Commission (the "SEC") relating to the Registrable Securities which names the
Investor as a selling shareholder thereunder.

    In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [enter the time of effectiveness] on [enter the date of effectiveness] and to the best of our knowledge, after telephonic inquiry of a member of the SEC's staff, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable
Securities are available for resale under the 1933 Act pursuant to the
Registration Statement.

                                            Very truly yours,

                                            [Company Counsel]

                                            By:____________________
cc:      [Investor]